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                                                                  EXHIBIT 10.25

                                Variagenics, Inc.
                                60 Hampshire St.
                               Cambridge, MA 02139

                          EXECUTIVE RETENTION AGREEMENT

CONFIDENTIAL

November 15, 2001

Taylor Jackson Crouch
83 Belcher Drive
Sudbury, MA 01776

Dear Taylor:

         This letter agreement (the "Retention Agreement") shall confirm our agreement with respect to additional compensation you will receive in connection with your continued service as the President and Chief Executive Officer of Variagenics, Inc. (the "Company") during the [_____________] period which commenced on October 11, 2001 and terminates on [______] (the "Retention Period"). To the extent the Retention Agreement augments or differs from the terms of your Employment Agreement dated March 18, 1999 (the "Employment Agreement") or any of your Stock Option Agreements dated September 22, 1999, February 11, 2000 or January 3, 2001 (collectively, the "Option Agreements"), the Employment Agreement and the Option Agreements are hereby amended to such extent.

         In addition to the existing terms and conditions of your Employment Agreement and Option Agreements, this Retention Agreement confirms that if you resign your employment at any time during the Retention Period, so long as you provide a minimum of two (2) weeks advance notice in writing, such resignation shall be treated as a resignation for Good Reason, pursuant to the Employment Agreement, and any cash payments due pursuant to Section 4(b)(i) of the Employment Agreement shall be paid in a lump sum upon the termination of your employment with the Company. In addition, because of the crucial role you have agreed to take on with respect to certain critical objectives during the Retention Period, you shall receive the compensation and benefits noted below, subject to the following conditions:

CASH BONUSES

         Apart from continuing to be paid at the rate of $13,541.67 per semi-monthly pay period as long as you remain employed by the Company, you will be eligible to receive a total cash bonus of up $162,500 (the "Bonus Potential") if you attain the following objectives during the Retention
Period:

         (a) RECRUITMENT--If a new Chief Science Officer/Vice President, Research & Development is hired during the Retention Period, you shall receive a payment equal to twenty-five percent (25%) of the total Bonus Potential within thirty (30) days following


--------------------
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

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         the earlier of (i) the individual's first day of employment or (ii)
         the execution of an employment agreement between the Company and the individual;

         (b) STRATEGIC RELATIONSHIPS--If a letter of intent is executed with respect to a collaborative transaction with a pharmaceutical or biotech company [____________________________________________________________],
         you shall receive a payment equal to twelve and one-half percent (12.5%) of the total Bonus Potential within thirty (30) days following execution of such letter of intent. If a second such letter of intent is executed, you shall receive an additional payment equal to twelve and one-half percent (12.5%) of the total Bonus Potential within thirty (30) days following execution of such letter of intent;

         (c) [____________________________]--[_______________________________],
         you shall receive a payment equal to, you shall recieve a payment equal to twenty-five percent (25%) of the total Bonus Potential within thirty
         (30) days following execution of such letter of intent, provided, however, that [_______________________________________] during the
         Retention Period, this portion of the Bonus Potential shall be reallocated among the four (4) other cash bonus objectives on a pro rata basis; and

         (d) BUDGET--If you present to the Board of Directors a reasonably detailed written budget that demonstrably will [_____________________ _____________] and confer with the Board of Directors regarding the same in the context of a Board Meeting, you shall receive a payment equal to twenty-five percent (25%) of the total Bonus Potential within thirty (30) days following such Board Meeting.

         Any cash payments shall be subject to customary federal, state and local withholdings, and any Bonus Potential amounts actually earned during the Retention Period that remain unpaid upon the expiration of the Retention Period shall remain due and payable in accordance with the terms of preceding paragraphs (a) - (d) in this Cash Bonuses section.

STOCK OPTIONS

         (a) EXISTING STOCK OPTIONS--Any stock options that were granted pursuant to the Option Agreements that have not vested as of the date of such resignation or termination shall vest and become exercisable upon the earlier of (i) [________________] or (ii) the date on which you resign your employment or the Company terminates your employment. To the extent permitted by law, such options shall remain exercisable for a period of one hundred eighty (180) days commencing on your final date of employment with the Company (so long as such exercise period does not exceed the expiration date of the particular options, as stated in the stock option agreement subject to which particular options were granted).

         (b) RETENTION STOCK OPTIONS--The Board of Directors, or their duly-authorized designees, shall grant you 175,500 stock options with an exercise price of $2.26 per share, subject to the terms of the Amended 1997 Employee, Director and Consultant


--------------------
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

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         Stock Option Plan and a stock option agreement on the form most recently approved by the Board of Directors, as qualified by this paragraph (the "Retention Options"). If you are still employed by the Company on March 31, 2002 or your employment has been terminated at the directive of the Board of Directors prior thereto, 87,750 of such stock options shall vest and become exercisable as of that date. The remaining 87,500 shall vest and become exercisable as follows, assuming you remain employed by the Company on each vesting date:
         (i) 21,938 on April 30, 2002; (ii) 21,938 on May 31, 2002; (iii) 21,937
         on June 30, 2002; and (iv) 21,937 on July 10, 2002. To the extent permitted by law, any such stock options shall remain exercisable for a period of one hundred eighty (180) days commencing on your final date of employment with the Company (so long as such exercise period does not exceed the expiration date of such options, as stated in the stock option agreement subject to which such options may be granted).

         (c) PERFORMANCE STOCK OPTIONS--If, at a time when you are still employed by the Company during the Retention Period, the Company (i) [________________________] or (ii) [______________________________] or
         [________________________], the Board of Directors, or their duly-authorized designees, shall grant you 115,500 stock options with an exercise price of $2.26 per share, subject to the terms of the Amended 1997 Employee, Director and Consultant Stock Option Plan and a stock option agreement on the form most recently approved by the Board of Directors, as qualified by this paragraph. All such performance stock options shall vest and become exercisable upon the grant date. To the extent permitted by law, any such stock options shall remain exercisable for a period of one hundred eighty (180) days commencing on your final date of employment with the Company (so long as such exercise period does not exceed the expiration date of such options, as stated in the stock option agreement subject to which such options may be granted).

                  For the purpose of determining the period for which the any of the aforementioned options may be exercised, the expiration date of such options shall be deemed to be the expiration date set forth in the relevant agreement governing such options but disregarding the provisions for early termination of the options for any reason other than termination for "cause" as defined in such option agreement. In addition, the one hundred eighty (180) day period commencing on your final date of employment with the Company shall supersede any provision in the relevant agreement governing such options setting forth an exercise period for the options of less than one hundred eighty (180) days after your final date of employment with the Company.

                  Pursuant to the terms of the Amended 1997 Employee, Director and Consultant Stock Option Plan, you will be permitted to exercise the options noted above by using a cashless exercise program.

                  All shares of the Company's stock owned by you shall be subject to any restrictions imposed by law, and, [__________________ ___________________________________________________________].

--------------------
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

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NON-COMPETITION

         You hereby agree that the companies set forth on SCHEDULE A to this Amended and Restated Retention Agreement, together with their respective affiliates, successors and related entities, shall be the only entities to be considered a Competing Business for purposes of Section 5 of the Employment Agreement.

EXPENSES

         The Company shall reimburse you for up to $5,000 in legal fees relating to the negotiation of this Retention Agreement, within thirty (30) days following presentation of appropriate invoices to Martin Vogelbaum.

RELEASE AND WAIVER OF CLAIMS

         Your receipt of any cash, stock options or expense reimbursements pursuant to the terms of the Retention Agreement is conditioned on your execution of a full and complete release and waiver of claims with respect to the Company, its directors, officers and shareholders (and its and their successors and assigns) in a form satisfactory to (and provided by) the Company upon the earlier of (i) [________________] or (ii) the date of the termination of your employment with the Company for any reason. A current example of a full and complete release is attached hereto as Exhibit A for your review. Failure to execute and return such release and waiver of claims to the Company within twenty-one (21) days of receipt, shall subject any stock options granted hereunder to forfeiture and shall require you to repay any cash payments provided hereunder upon the expiration of such twenty-one
(21) day period.

DISPUTE RESOLUTION

         To the extent that any disputes regarding this Retention Agreement may arise, they shall be resolved in accordance with the terms of Section 10 of the Employment Agreement.

         We hope that you appreciate the unique nature of this arrangement and we are pleased to recognize the important role we anticipate you will play during the Retention Period. In order to accept this offer, you must execute this letter where provided below and return it to Martin Vogelbaum, by no later than November 15, 2001.


                                       VARIAGENICS, INC.

                                       By:  /s/ Martin A. Vogelbaum
                                          --------------------------------
                                          Martin A. Vogelbaum
                                          Director

ACCEPTED AND AGREED:

By:   /s/ Taylor J. Crouch
      --------------------
Date: 11/15/01
     --------------------

--------------------
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

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                                     RELEASE

         You hereby agree and acknowledge that by signing this Release, you are waiving your right to assert any form of legal claim against Variagenics, Inc. ("Variagenics" or the "Company")(1) whatsoever for any alleged action, inaction or circumstance existing or arising from the beginning of time through the date on which you sign this Release. Your waiver and release herein is intended to bar any form of legal claim, charge, complaint or any other form of action (jointly referred to as "Claims") against Variagenics seeking any form of relief including, without limitation, equitable relief (whether declaratory, injunctive or otherwise), the recovery of any damages or any other form of monetary recovery whatsoever (including, without limitation, back pay, front pay, compensatory damages, emotional distress damages, punitive damages, attorneys fees and any other costs) against Variagenics for any alleged action, inaction or circumstance existing or arising through the date on which you sign this Release.

         Without limiting the foregoing general waiver and release, you specifically waive and release Variagenics from any Claims arising from or related to your employment relationship with the Company or the termination thereof, including without limitation:

         (i) Claims under any local, state, federal or foreign discrimination, fair employment practices or other employment related statute, regulation or executive order (as they may have been amended through the date on which you sign this Release) prohibiting discrimination or harassment based upon any protected status including, without limitation, race, religion, citizenship, national origin, age, gender, genetic carrier status, marital status, disability, veteran status or sexual orientation. Without limitation, specifically included in this paragraph are any Claims arising under the federal Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Civil Rights Acts of 1866 and 1871, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Equal Pay Act, the Immigration Reform and Control Act, the Americans With Disabilities Act and any similar local, state, federal or foreign statute or law.

         (ii) Claims under any other local, state, federal or foreign employment related statute, regulation or executive order (as they may have been amended through the date on which you sign this Release) relating to wages, hours or any other terms and


-------------------------------

(1) For the purposes of this Section the parties agree that the phrase, "Variagenics, Inc.," shall include Variagenics, Inc., its divisions, affiliates, parents and subsidiaries, and its and their respective officers, directors, employees, agents and assigns.

--------------------
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

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                  conditions of employment. Without limitation, specifically included in this paragraph are any Claims arising under the Fair Labor Standards Act, the Family and Medical Leave Act of 1993, the National Labor Relations Act, the Employee Retirement Income Security Act of 1974, the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and any similar local, state, federal or foreign statute or law.

         (iii) Claims under any local, state, federal or foreign common law theory including, without limitation, wrongful discharge, breach of express or implied contract, promissory estoppel, unjust enrichment, breach of a covenant of good faith and fair dealing, violation of public policy, defamation, interference with contractual relations, intentional or negligent infliction of emotional distress, invasion of privacy, misrepresentation, deceit, fraud or negligence.

         (iv) Claims under any local, state or federal securities law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and any Massachusetts, Delaware or other state or local securities statutes and regulations.

         (v)      Any other Claim arising under local, state or federal law.

         You acknowledge and agree that but for providing this waiver and release, you would not be receiving the consideration provided to you by the Company through the Retention Agreement between you and the Company.

         Because you are more than forty (40) years of age, you have specific rights under the Older Workers Benefits Protection Act ("OWBPA"), which prohibits discrimination on the basis of age, and that the releases set forth herein are intended to release any right that you may have to file a claim against the Company alleging discrimination on the basis of age.

         It is the Company's desire and intent to make certain that you fully understand the provisions and effects of this letter. To that end, you have been encouraged and given the opportunity to consult with legal counsel for the purpose of reviewing the terms of this Release. Consistent with the provisions of OWBPA, your signature below confirms that the Company has provided you with at least twenty-one (21) days in which to consider and accept the terms of this

--------------------
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

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Release. In addition, you may rescind your assent to this Agreement if, within seven (7) days after you sign this Agreement, you deliver a written notice of rescission to the Company's Board of Directors. To be effective, such rescission must be in writing and must be hand-delivered or post-marked within the seven (7) day period and sent by certified mail to Variagenics in care of Martin Vogelbaum.




Confirmed and Agreed:
                                       Variagenics, Inc.


__________________________________     By: _______________________________
Taylor J. Crouch

Dated: _____________________, 2002     Dated: ______________________, 2002

--------------------
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

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                                   Schedule A

                               COMPETING BUSINESSES

                                [________________]

                                    [_______]

                                    [_______]

                                [________________]

                                    [_______]

                                    [_______]

                                [________________]

                                    [_______]

                                    [_______]

                                    [_______]

                                    [_______]

--------------------
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

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